Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES PRELIMINARY FOURTH QUARTER AND

FULL FISCAL YEAR 2012 RESULTS

Record Annual Net Revenues Exceeding $500 Million

COSTA MESA, Calif., August 9, 2012 — Emulex Corporation (NYSE:ELX) today announced preliminary results for its fourth quarter and full fiscal year 2012, which ended on July 1, 2012.

Fiscal 2012 Financial Highlights

•	Record net revenues of $501.8 million, an increase of 11% year-over-year

•	Net revenues for our 10Gb Ethernet (10GbE)-based products increased over 70% year-over-year

•	Repurchased $20 million of common shares during the first quarter of fiscal 2012

•	Cash and investments increased $46.6 million to $229.9 million

Fourth Quarter Financial Highlights

•	Net revenues of $129.0 million, an increase of 5% year-over-year

•	Net revenues of 10GbE-based products grew more than 25% year-over-year

•	Network Connectivity Products (NCP) net revenues of $88.0 million, or 68% of net revenues

•	Storage Connectivity Products (SCP) net revenues of $32.8 million, or 26% of net revenues

•	Advanced Technology and Other Products (ATP) net revenues of $8.2 million, or 6% of net revenues

•	GAAP gross margins of 30% and non-GAAP gross margins of 64%

•	GAAP operating loss of $25.5 million, or 20% of total net revenues, and non-GAAP operating income of $26.5 million, or 21% of total net revenues

•	GAAP net loss of $28.8 million and non-GAAP net income of $23.2 million

•	GAAP loss per share of $0.33 and non-GAAP diluted earnings per share of $0.26

FY’12 Q4 Earnings Results

August 9, 2012

Fourth Quarter Business Highlights

•	Announced LightPulse® 16Gb Fibre Channel (16GFC) Host Bus Adapter (HBA) design wins with Dell for a broad range of Dell servers, storage and switches

•	Announced LightPulse 16GFC HBA design wins with EMC Select for use with EMC storage arrays

•

Introduced OneConnect® (OC)e12000 Network Xceleration™ family of 10GbE High Performance Networking (HPN) solutions that provide extreme performance for financial trading, cyber/network security, video streaming and digital content delivery, in partnership with Myricom

•

Announced OneConnect 10GbE Network Xceleration solution with FastStack Sniffer10G™ increased system security for the latest release of the Open Information Security Foundation (OISF) open source Suricata engine and that Emulex is now an OISF Consortium member

•

Joined the Network Intelligence (NI) Alliance, an organization created for collaboration around next-generation network intelligence solutions, including Emulex OneConnect Network Xceleration HPN solutions

•	Named to CRN’s 2012 Virtualization 100 list, an annual list published by UBM Channel’s CRN that helps Solution Providers identify and evaluate virtualization products and programs

•

Recognized as ‘perfect quality supplier of the year’ by Lenovo, an exclusive honor among Lenovo’s server and storage providers, for providing high quality products and making significant contributions in achieving customer satisfaction with Lenovo products and solutions

•

Appointed Beatriz Infante to the Emulex Board of Directors, bringing extensive executive management, leadership, and industry experience in developing and executing on successful growth strategies for companies in the telecommunications, server, and unified communications industries to the Emulex Board

FY’12 Q4 Earnings Results

August 9, 2012

Preliminary Financial Results

In the fourth quarter, total net revenues increased 5% from the comparable quarter of last year, and 3% sequentially reaching $129.0 million. On a GAAP basis, Emulex recorded a net loss of $28.8 million, or $0.33 per share, compared to a GAAP net loss of $15.7 million, or $0.18 per share, in Q4 of fiscal 2011. The fourth quarter preliminary results include a charge of $38.5 million related to the partial patent litigation settlement. Non-GAAP net income for the fourth quarter was $23.2 million, or $0.26 per diluted share, representing a 62% increase from $14.4 million in the comparable quarter of the prior fiscal year.

CEO Jim McCluney commented, “2012 was our second consecutive year delivering double digit top line revenue growth. I’m proud of our team’s execution to meet our corporate objective of record revenues for the year, exceeding $500 million for the first time in our more than 30 year history,” continued McCluney.

“It’s great to have so many OEMs now in production with our 16GFC technology, solidifying our time-to-market advantage over our nearest Fibre Channel competitor. With these wins and the momentum we have in the x86 market, we are well positioned to gain overall market share during the 16GFC transition, which is expected to account for 30% of all HBA port shipments in calendar 20131,” McCluney concluded.

Business Outlook

Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, the timing of new server launches by our customers, and the results and related costs of ongoing patent litigation, Emulex is providing guidance for its first fiscal quarter ending September 30, 2012. For the first quarter of fiscal 2013, Emulex is forecasting total net revenues in the range of $118-$122 million. The Company expects non-GAAP earnings per diluted share of $0.14-$0.16 in the first quarter. GAAP estimates for the first quarter reflect approximately $0.13 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation and the royalties, mitigation expenses and license fees associated with the Broadcom patent litigation. First quarter results will reflect the payment of the $58 million partial patent litigation settlement. Of this settlement, $38.5 million was charged to the fourth quarter of 2012 and the balance will be amortized over the term of the license.

[1]	Crehan Research Server-class Adapter & LOM/Controllers Long-range Forecast, July 2012

FY’12 Q4 Earnings Results

August 9, 2012

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel Host Bus Adapters, 10Gb Ethernet Network Interface Cards, Ethernet-based Converged Network Adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, Intel, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. Emulex is listed on the New York Stock Exchange (NYSE:ELX). News releases and other information about Emulex is available at www.Emulex.com.

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the fourth fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

FY’12 Q4 Earnings Results

August 9, 2012

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Patent litigation settlement and royalties. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of charges related to the Broadcom patent damages, sunset period royalties and Release Agreement are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature.

Mitigation expenses related to the Broadcom patents. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these redesign, requalification and appeal expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Additional costs on sell through of inventory acquired in the ServerEngines acquisition. At the time of an acquisition, the inventory of the acquired company is recorded at fair value and subsequently expensed as sold. We believe that the mark-up on acquired inventory does not constitute part of our core business because it generally represents costs incurred by the acquired company prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating our core business. In this regard, we note that once the acquired inventory is consumed the mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time.

Impairment of a strategic investment. With respect to the exclusion of charges relating to the impairment of a strategic investment, we believe these types of charges are infrequent in nature and that they do not accurately reflect the ongoing costs of operation of our core business. As a result, we believe that the exclusion of such charges gives management and investors a more effective means of evaluating its historical performance and projected costs. In this regard, we note that charges of this nature are infrequent and are unrelated to our core business.

FY’12 Q4 Earnings Results

August 9, 2012

Impairment of in-process research and development. We believe that the exclusion of charges relating to the impairment of in-process research and development is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that charges of this nature are infrequent and are unrelated to our core business.

Broadcom’s unsolicited takeover proposal and related litigation costs. We believe that exclusion of charges related to Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. We believe such costs are generally unrelated to our core business and/or infrequent in nature.

Fair value adjustments on assets. We have recognized a fair value adjustment in connection with a loan made to ServerEngines prior to the acquisition. We believe that exclusion of this adjustment is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that adjustments of this type are infrequent in nature.

Tax impact associated with platform contribution transactions. We believe eliminating the discrete tax impact associated with the Company’s recent globalization initiatives, including the platform contribution transactions (PCT) between one of our U.S. entities and a foreign subsidiary to license certain product technology, including the recently acquired ServerEngines technology, is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, we note that adjustments of this type are generally infrequent in nature.

Valuation allowance for U.S. federal and state deferred tax assets. As a result of the Company’s current geographical mix of its business, the Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets As a result, the Company has recorded a full valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years. We believe that eliminating the impact of a discrete adjustment of this nature is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, we note that adjustments of this type are generally infrequent in nature.

FY’12 Q4 Earnings Results

August 9, 2012

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected . Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of further injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. The current economic downturn and the resulting disruptions in world credit and equity markets that are creating economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire us may have an adverse effect on our operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities; natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011 and the significant flooding in various parts of Thailand in October 2011, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

FY’12 Q4 Earnings Results

August 9, 2012

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’12 Q4 Earnings Results

August 9, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net revenues	$128,955	$123,366	$501,769	$452,543
Cost of sales:
Cost of goods sold	47,279	43,976	184,593	167,280
Amortization of core and developed technology intangible assets	5,149	8,573	24,031	33,127
Patent litigation settlement and royalties	38,145	—	39,010	—

Cost of sales	90,573	52,549	247,634	200,407

Gross profit	38,382	70,817	254,135	252,136

Operating expenses:
Engineering and development	42,245	48,253	163,552	170,845
Selling and marketing	14,216	16,353	59,990	58,635
General and administrative	5,850	12,745	35,658	56,133
Impairment of intangible asset	—	—	—	6,000
Amortization of other intangible assets	1,602	1,763	6,569	9,334

Total operating expenses	63,913	79,114	265,769	300,947

Operating loss	(25,531)	(8,297)	(11,634)	(48,811)

Nonoperating income (loss):
Interest income	23	35	97	96
Interest expense	(1)	(1)	(15)	(373)
Other income (expense), net	85	(276)	350	(9,759)

Total nonoperating income (loss)	107	(242)	432	(10,036)

Loss before income taxes	(25,424)	(8,539)	(11,202)	(58,847)
Income tax provision	3,344	7,155	1,052	24,763

Net loss	$(28,768)	$(15,694)	$(12,254)	$(83,610)

Net loss per share:
Basic	$(0.33)	$(0.18)	$(0.14)	$(0.97)

Diluted	$(0.33)	$(0.18)	$(0.14)	$(0.97)

Number of shares used in per share computations:
Basic	87,076	87,773	86,585	86,038

Diluted	87,076	87,773	86,585	86,038

FY’12 Q4 Earnings Results

August 9, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	July 1, 2012	July 3, 2011
Assets
Current assets:
Cash and cash equivalents	$201,048	$131,160
Investments	28,879	37,025
Accounts receivable, net	84,106	74,147
Inventories	20,319	20,508
Prepaid income taxes	10,784	12,709
Prepaid expenses and other current assets	7,380	9,684
Deferred income taxes	11,284	16,919

Total current assets	363,800	302,152
Property and equipment, net	60,118	64,095
Goodwill and Intangible assets, net	282,292	312,892
Investments	—	15,165
Other assets	7,311	8,535

	$713,521	$702,839

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,889	$29,043
Accrued and other current liabilities	77,400	42,199

Total current liabilities	104,289	71,242
Other liabilities	3,878	3,344
Deferred income taxes	3,912	11,362
Accrued taxes	27,513	28,200

Total liabilities	139,592	114,148

Total stockholders’ equity	573,929	588,691

	$713,521	$702,839

FY’12 Q4 Earnings Results

August 9, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cashflows

(unaudited, in thousands)

	Twelve Months Ended
	July 1, 2012	July 3, 2011
Cash flows from operations:
Net loss	$(12,254)	$(83,610)
Adjustments to reconcile net income loss to net cash used in operating activities:
Depreciation and amortization	48,664	63,677
Stock based compensation	22,169	39,260
Deferred income taxes	(7,284)	16,770
Other reconciling items	146	14,663
Changes in assets and liabilities	27,603	(20,872)

Net cash provided by operating activities	79,044	29,888

Cash flows from investing activities:
Proceeds from/(investment in) property and equipment, net	(14,778)	(20,831)
Purchases of intangibles	—	(4,000)
Acquisitions, net of cash acquired	—	(53,068)
Maturities of/(proceeds from) investments, net	23,134	(6,259)

Net cash provided by (used in) investing activities	8,356	(84,158)

Cash flows from financing activities:
Repurchase of common stock	(20,058)	(40,082)
Proceeds/(principal payments) for acquisition	—	(26,897)
Other	3,148	3,336

Net cash used in financing activities	(16,910)	(63,643)

Effect of exchange rates on cash and cash equivalents	(602)	260

Net increase (decrease) in cash & cash equivalents	69,888	(117,653)
Opening cash balance	131,160	248,813

Ending cash balance	$201,048	$131,160

FY’12 Q4 Earnings Results

August 9, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Supplemental Information

Historical Net Revenue by Product Lines:

Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.

Storage Connectivity Products (SCP) include our InSpeed®, FibreSpy®, switch-on-a-chip (SOC), bridge and router products. SCP are deployed inside storage arrays, tape libraries, and other storage appliances to connect storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.

Advanced Technology and Other Products (ATP) primarily consists of our Integrated Baseboard Management Controllers (iBMC), our One Command® Vision products, as well as some legacy and other products and services.

($000s)	Q4 FY 2012 Revenues	Q3 FY 2012 Revenues	Q2 FY 2012 Revenues	Q1 FY 2012 Revenues	Q4 FY 2011 Revenues	% Change Q4 vs Q4
Network Connectivity Products	$87,979	$91,127	$96,620	$86,589	$94,306	(7)%
Storage Connectivity Products	32,797	27,855	27,583	23,882	20,716	58%
Advanced Technology and Other Products	8,179	6,764	4,468	7,926	8,344	(2)%

Total net revenues	$128,955	$125,746	$128,671	$118,397	$123,366	5%

	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues
Network Connectivity Products	68%	73%	75%	73%	76%
Storage Connectivity Products	26%	22%	21%	20%	17%
Advanced Technology and Other Products	6%	5%	4%	7%	7%

Total net revenues	100%	100%	100%	100%	100%

FY’12 Q4 Earnings Results

August 9, 2012

Historical Net Revenues by Channel and Territory:

($000s)	Q4 FY 2012 Revenues	% Total Revenues	Q4 FY 2011 Revenues	% Total Revenues	% Change
Revenues from OEM customers	$117,853	91%	$108,199	88%	9%
Revenues from distribution	11,054	9%	15,160	12%	(27)%
Other	48	nm	7	nm	nm

Total net revenues	$128,955	100%	$123,366	100%	5%

Asia-Pacific	$72,057	56%	$66,571	54%	8%
United States	33,362	26%	36,719	30%	(9)%
Europe, Middle East and Africa	23,127	18%	19,766	16%	17%
Rest of world	409	nm	310	nm	nm

Total net revenues	$128,955	100%	$123,366	100%	5%

nm – not meaningful

Summary of Stock-Based Compensation:

	Three Months Ended		Twelve Months Ended
($000s)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Cost of sales	$280	$368	$1,270	$1,687
Engineering and development	4,100	3,334	11,931	16,074
Selling and marketing	684	1,468	3,558	5,052
General and administrative	(1,331)	2,699	5,410	16,447

Total stock-based compensation	$3,733	$7,869	$22,169	$39,260

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended		Twelve Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
GAAP gross margin	29.8%	57.4%	50.6%	55.7%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.2%	0.3%	0.3%	0.4%
Amortization of intangibles	4.0%	6.9%	4.8%	7.3%
Site closure related expenses	—	0.2%	0.0%	0.1%
Patent litigation settlement and royalties	29.6%	—	7.8%	—
Additional costs on sell through of stepped up inventory	—	—	—	0.0%

Non-GAAP gross margin	63.6%	64.8%	63.5%	63.5%

FY’12 Q4 Earnings Results

August 9, 2012

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended		Twelve Months Ended
($000s)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
GAAP operating expenses, as presented above	$63,913	$79,114	$265,769	$300,947

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(3,453)	(7,501)	(20,899)	(37,573)
Amortization of other intangibles	(1,602)	(1,763)	(6,569)	(9,334)
Site closure related expenses	—	(2,158)	(1,039)	(2,810)
Mitigation expenses related to the Broadcom patents	(3,353)	—	(3,584)	—
Impairment of in-process research and development	—	—	—	(6,000)
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	—	—	(2,176)

Impact on operating expenses	(8,408)	(11,422)	(32,091)	(57,893)

Non-GAAP operating expenses	$55,505	$67,692	$233,678	$243,054

FY’12 Q4 Earnings Results

August 9, 2012

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income:

	Three Months Ended		Twelve Months Ended
($000s)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
GAAP operating loss as presented above	$(25,531)	$(8,297)	$(11,634)	$(48,811)

Items excluded from GAAP operating loss to calculate non-GAAP operating income:
Stock-based compensation	3,733	7,869	22,169	39,260
Amortization of intangibles	6,751	10,336	30,600	42,461
Site closure related expenses	—	2,356	1,142	3,064
Patent litigation settlement and royalties	38,145	—	39,010	—
Additional cost on sell through of stepped up inventory	—	—	—	292
Mitigation expenses related to Broadcom patents	3,353	—	3,584	—
Impairment of in-process research and development	—	—	—	6,000
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	—	—	2,176

Impact on operating loss	51,982	20,561	96,505	93,253

Non-GAAP operating income	$26,451	$12,264	$84,871	$44,442

FY’12 Q4 Earnings Results

August 9, 2012

Reconciliation of GAAP Net Loss to Non-GAAP Net Income:

	Three Months Ended		Twelve Months Ended
($000s)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
GAAP net loss as presented above	$(28,768)	$(15,694)	$(12,254)	$(83,610)

Items excluded from GAAP net loss to calculate non-GAAP net income:
Stock-based compensation	3,733	7,869	22,169	39,260
Amortization of intangibles	6,751	10,336	30,600	42,461
Site closure related expenses	—	2,356	1,142	3,064
Patent litigation settlement and royalties	38,145	—	39,010	—
Additional cost on sell through of stepped up inventory	—	—	—	292
Impairment of a strategic investment	—	—	—	9,184
Impairment of in-process research and development	—	—	—	6,000
Mitigation related to the Broadcom patents	3,353	—	3,584	—
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	—	—	2,176
Fair value adjustments on assets	—	—	—	353
Income tax effect of above items	(15,926)	(4,127)	(24,007)	(22,440)
Charges related to PCT of ServerEngines intangibles	—	101	—	36,701
Valuation allowance for U.S. federal and/or state deferred tax assets	15,950	13,531	15,950	13,531

Impact on net loss	52,006	30,066	88,448	130,582

Non-GAAP net income	$23,238	$14,372	$76,194	$46,972

FY’12 Q4 Earnings Results

August 9, 2012

Reconciliation of GAAP Loss Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended		Twelve Months Ended
(shares in 000s)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
GAAP loss per share as presented above	$(0.33)	$(0.18)	$(0.14)	$(0.97)

Items excluded from GAAP loss per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.05	0.09	0.24	0.41
Amortization of intangibles	0.05	0.09	0.24	0.32
Site closure related expenses	—	0.01	0.01	0.02
Patent litigation settlement and royalties	0.28	—	0.29	—
Additional cost on sell through of stepped up inventory	—	—	—	0.01
Impairment of a strategic investment	—	—	—	0.10
Impairment of in-process research and development	—	—	—	0.06
Mitigation related to the Broadcom patents	0.03	—	0.04	—
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	—	—	0.02
Charges related to PCT of ServerEngines intangibles	—	0.00	—	0.42
Fair value adjustments on assets	—	—	—	0.00
Valuation allowance for U.S. federal and/or state deferred tax assets	0.18	0.15	0.18	0.15

Impact on GAAP loss per share	0.59	0.34	1.00	1.51

Non-GAAP diluted earnings per share	$0.26	$0.16	$0.86	$0.54

Diluted shares used in non-GAAP per share computations	88,928	89,479	88,546	87,133

FY’12 Q4 Earnings Results

August 9, 2012

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for Three Months Ending September 30, 2012
Non-GAAP diluted earnings per share guidance	$0.14-$0.16
Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Stock-based compensation	(0.05)
Amortization of intangibles	(0.07)
Patent litigation settlement, royalties and mitigation expenses	(0.03)
Tax impact of above items and U.S. GAAP valuation allowance	0.02

GAAP earnings per share guidance	$0.01-$0.03